Exhibit 5


                                           May 3, 1995


Viacom Inc.
1515 Broadway
New York, New York  10036

Dear Sirs:

          This opinion is delivered in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Viacom Inc. ("Viacom") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 2,500,000 shares of Viacom's Class B Common Stock, par value $0.01 per share (the "Securities"), to be issued pursuant to the Viacom Investment Plan, Paramount Communications Inc. Employees' Savings Plan, Prentice Hall Computer Publishing Division Retirement Plan, the Blockbuster Entertainment Retirement and Savings Plan, Savings and Investment Plan for Employees of PVI Transmission Inc. and its Subsidiaries and Paramount
(PDI) Distribution Inc. Employees' Savings Plan (collectively, the "Plans"):

          In this connection, and as the basis for the opinion expressed below, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction of such documents, corporate records and other instruments, and have made such examinations of law and fact as I have deemed necessary or appropriate for the purpose of giving the opinion expressed below.



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Viacom Inc.
May 3, 1995
Page Two


          I am a member of the bar of the State of New York and the opinion set forth below is restricted to matters controlled by federal laws and the laws of the States of Delaware and New York.

          Based upon the foregoing, it is my opinion that when (i) the applicable provisions of the Act and of such "Blue Sky" or other state securities laws as may be applicable shall have been complied with, and (ii) the Securities shall have been issued and delivered in accordance with the terms of the Plans and paid for in full, the Securities will be legally issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                            Very truly yours,